EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 5 to the Registration Statement (Form S-8 No. 2-92331) of Hewlett-Packard Company pertaining to the Hewlett-Packard Company 401(k) Plan (formerly known as the Hewlett-Packard Company Tax Saving Capital Accumulation Plan) of our report dated November 16, 2004, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in its Annual Report (Form 10-K) for the year ended October 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California April 19, 2005